EXHIBIT 10.2








                       FULLY DISCLOSED CLEARING AGREEMENT





                                     BETWEEN





                             KIRLIN SECURITIES, INC.





                                       AND


                            BNY CLEARING SERVICES LLC







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                                                  TABLE OF CONTENTS





1.0     REPRESENTATIONS, WARRANTIES AND COVENANTS.............................1

   1.1    BROKER..............................................................1
     1.1.1     Registration...................................................1
     1.1.2     Authority to Enter Agreement...................................1
     1.1.3     Compliance with Rules and Regulations..........................1
     1.1.4     Transactions Subject to Penny Stock Disclosure Rules...........2
     1.1.5     Reports Available to Broker....................................2
     1.1.6     Accuracy of Representations, Warranties and Covenants..........2
   1.2    BNYCS...............................................................2
     1.2.1     Registration...................................................2
     1.2.2     Authority to Enter Agreement...................................2
     1.2.3     Compliance with Registration...................................2
     1.2.4     Reports Available to Broker....................................2
     1.2.5     Accuracy of Warranties and Representations.....................3

2.0     MAINTENANCE OF BOOKS AND RECORDS......................................3

   2.1    CURRENT REPORTS.....................................................3
   2.2    REGULATORY REPORTS AND RECORDS......................................3
   2.3    CONFIDENTIALITY OF INFORMATION......................................3

3.0     RELATIONSHIP WITH CUSTOMERS...........................................3

   3.1    NEW ACCOUNTS........................................................3
     3.1.1     Acceptance of New Accounts.....................................3
     3.1.2     Supervision of Orders and Accounts.............................4
     3.1.3     Option Accounts................................................4
     3.1.4     Proprietary Accounts...........................................4
     3.1.5     Customer Complaints............................................4
     3.1.6     Lost, Stolen and Forged Securities.............................5
     3.1.7     Placement Activities...........................................5
     3.1.8     Marketmaking...................................................5
     3.1.9     Restricted and Control Stock Requirements......................5
     3.1.10    DVP Transactions...............................................5
     3.1.11    Open Orders....................................................5
     3.1.12    Prospectus Deliveries..........................................5
     3.1.13    SOES Transactions..............................................5
     3.1.14    Securities Investor Protection Act.............................6
     3.1.15    Tax Reporting..................................................6
     3.1.16    Soft-Dollar Arrangements.......................................6
     3.1.17    Directed Arrangements..........................................6
   3.2    EXTENSION OF CREDIT.................................................6
     3.2.1     Presumption of Cash Accounts...................................6
     3.2.2     Margin Maintenance and Compliance with Regulation T............6
     3.2.3     Margin Calls and Actions Upon Failure to Meet Margin
               Calls..........................................................7
     3.2.4     Disclosures Pursuant to Rule 10b-16 and Charging of
               Interest.......................................................7
   3.3    MAINTENANCE OF BOOKS AND RECORDS....................................7
   3.4    RECEIPT AND DELIVERY OF FUNDS AND SECURITIES........................7
     3.4.1     Cashiering Functions...........................................7
     3.4.2     Purchases......................................................7

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     3.4.3     Sales..........................................................7
     3.4.4     When Issued Transactions.......................................7
     3.4.5     Funds or Securities Received by Broker.........................8
     3.4.6     Payment of Dividends and Handling of Exchange or
               Tender Offers, Rights, Warrants and Redemptions................8
     3.4.7     Broker's Responsibilities Under This Section...................8
   3.5    SAFEGUARDING OF FUNDS AND SECURITIES................................8
   3.6    CONFIRMATIONS AND STATEMENTS........................................8
   3.7    ACCEPTANCE OF ORDERS AND EXECUTIONS OF TRANSACTIONS.................8
     3.7.1     Responsibility to Accept or Reject Trades......................8
     3.7.2     Responsibility for Errors in Execution.........................9
   3.8    TRADE DISCREPANCIES.................................................9
   3.9    ELECTRONIC ORDER ENTRY DEVICES......................................9

4.0     COMPLIANCE WITH REQUESTS FOR INFORMATION..............................9

5.0     OTHER CLEARING AGREEMENTS.............................................9

6.0     CREDIT, DEBIT OR OTHER SIMILAR CARD ACCOUNT PROGRAM...................9

7.0     FEES AND SETTLEMENTS.................................................10

   7.1    COMMISSIONS; FEES FOR CLEARING SERVICES............................10
   7.2    SETTLEMENT ACCOUNT.................................................10
   7.3    ERROR ACCOUNT......................................................10

8.0     CASH DEPOSIT; REMEDIES ON DEFAULT....................................10

   8.1    ESTABLISHMENT OF A DEPOSIT ACCOUNT.................................10
   8.2    BNYCS RIGHT TO OFFSET COMMISSIONS AND DEPOSITS.....................11
   8.3    INCREASES IN AMOUNT OF DEPOSIT.....................................11
   8.4    REMEDIES UPON BROKER'S FAILURE TO PROVIDE INCREASED CASH
          DEPOSIT............................................................11
   8.5    BNYCS RIGHT TO PLACE A LIEN ON PROPRIETARY ACCOUNTS................11

9.0     LIABILITY AND INDEMNIFICATION........................................12

   9.1    LIABILITY OF BROKER................................................12
   9.2    LIABILITY OF BNYCS.................................................12
   9.3    DEFENSE OF INDEMNIFIABLE ACTIONS...................................12
   9.4    FORCE MAJEURE......................................................12

10.0    TERM AND TERMINATION OF AGREEMENT....................................12

   10.1   TERMINATION FOR CAUSE..............................................13
   10.2   NO SOLICITATION....................................................13
   10.3   TERMINATION FEE....................................................14

11.0    TRANSFER OF ACCOUNTS AND CONFIDENTIALITY.............................14

   11.1   TRANSFERS..........................................................14
   11.2   CONFIDENTIALITY....................................................14
     11.2.1    Breach of Confidentiality.....................................14

12.0    THIRD-PARTY RELATIONS................................................15

   12.1   DISCLOSURE OF RELATIONSHIP WITH BNYCS..............................15
   12.2   NON-EXCLUSIVITY....................................................15
   12.3   USE OF THIRD PARTY SERVICES........................................15
   12.4   PRIME BROKER NOTIFICATION..........................................15
   12.5   SECONDARY BROKERS..................................................16

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13.0    MISCELLANEOUS........................................................16

   13.1   ARBITRATION........................................................16
   13.2   PROVISIONAL JUDICIAL REMEDIES......................................16
   13.3   APPLICABLE LAW.....................................................17
   13.4   ASSIGNMENT.........................................................17
   13.5   AMENDMENTS.........................................................17
   13.6   TRAINING EXPENSES..................................................17
   13.7   SEVERABILITY.......................................................17
   13.8   TELEPHONE CONVERSATIONS............................................17
   13.9   NOTICES............................................................17
























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                       FULLY DISCLOSED CLEARING AGREEMENT


         This Agreement is made and entered into as of the 5th day of June, 2001 by and between BNY Clearing Services LLC ("BNYCS"), a Delaware limited liability company, and Kirlin Securities, Inc. ("Broker"), a Delaware corporation. This Agreement shall be deemed effective at 12:01 AM on the first day business is transacted after approval is granted by the New York Stock Exchange ("NYSE") (the "Commencement Date" as defined in the body of this Agreement).


                                    RECITALS


         WHEREAS, Broker is registered with the Securities and Exchange Commission ("SEC") as a broker-dealer and engages in the business of providing securities and investment services to customers, but has elected not to clear and carry customer accounts; and

         WHEREAS, BNYCS is registered with the SEC as a broker-dealer and engages in the business of clearing and carrying the accounts of other broker-dealers or other financial organizations; and

         WHEREAS, the parties intend that Broker will introduce certain of Broker's customers to BNYCS on a fully disclosed basis, and that BNYCS as an independent contractor may elect to clear and carry the accounts of certain of said customers as well as any proprietary accounts of Broker (collectively, "Accounts") pursuant to the terms and conditions hereof; and

         WHEREAS, the parties do not intend that a joint venture, partnership, agency or other relationship be created as between them.

         NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties intending to be legally bound, hereby agree as follows:

1.0      REPRESENTATIONS, WARRANTIES AND COVENANTS

1.1      Broker

Broker represents, warrants and covenants that:

         1.1.1    Registration.

Broker is, and during the term of this Agreement will remain, duly registered and in good standing as a broker dealer with the SEC and is a member firm in good standing of the NASD and of every national securities exchange or other securities association of which Broker is a member, and of the Securities Investor Protection Corporation ("SIPC"). Broker is also duly licensed as a broker dealer in every state and each jurisdiction where the nature of the business conducted or the location of its employees makes such license necessary.

         1.1.2    Authority to Enter Agreement.

Broker has all requisite authority, whether arising under applicable federal or state law or the rules and regulations of any securities exchange or other self-regulatory organization ("SRO") to which Broker is subject, to enter into this Agreement and to discharge the duties and obligations apportioned to it in accordance with the terms hereof.

         1.1.3    Compliance with Rules and Regulations.

Broker is in compliance, and during the term of this Agreement will remain in compliance, with (i) all applicable laws, statutes, regulations, rules, codes, ordinances, decrees, writs or orders enacted, adopted issued or promulgated by any governmental authority, regulatory body or SRO and (ii) the registration, qualification, capital, financial reporting, customer protection, and other requirements of every SRO of which Broker is a member, of the SEC and of every state to which jurisdiction Broker and each of its employees are subject. (The applicable federal, state and local laws, rules and regulations, as well as the

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rules, regulations, constitutions, by-laws and stated policies and interpretations of each SRO having jurisdiction over BNYCS or Broker, are collectively referred to herein as "Applicable Regulations".)

         1.1.4    Transactions Subject to Penny Stock Disclosure Rules.

Broker does not, and during the term of this Agreement will not, introduce Account transactions in designated securities (as defined in Section 3(a)(51) of the Securities Exchange Act of 1934, as amended; hereinafter, the "Exchange Act") to BNYCS for settlement, clearance or execution which are or will be subject to the Penny Stock Disclosure Rules of Exchange Act Section 15(g) and Rules 15g-2 through 15g-6 thereunder, without BNYCS' prior written consent.

         1.1.5    Reports Available to Broker.

Broker understands that, pursuant to NYSE Rule 382, BNYCS will furnish Broker, upon execution of this Agreement and annually thereafter, with a list of the reports Broker can choose to receive to assist Broker to supervise and monitor its Customer Accounts in order for Broker to carry out its functions and responsibilities pursuant to this Agreement ("Compliance Reports"). Broker agrees to promptly notify BNYCS in writing of those specific Compliance Reports Broker desires to receive.

         1.1.6    Accuracy of Representations, Warranties and Covenants.

Broker will notify BNYCS promptly if any of the representations, warranties and covenants set forth in this Section 1.1 cease to be true.

1.2      BNYCS.

BNYCS represents and warrants that:

         1.2.1    Registration.

BNYCS is duly registered and in good standing as a broker-dealer with the SEC and is a member firm in good standing of the NYSE, NASD and SIPC. BNYCS is also duly licensed as a broker dealer in every state to which jurisdiction BNYCS and each of its employees are subject.

         1.2.2    Authority to Enter Agreement.

BNYCS has all requisite authority, whether arising under applicable federal or state law, or the rules and regulations of any SRO to which BNYCS is subject, to enter into this Agreement and to discharge the duties and obligations apportioned to it in accordance with the terms hereof.

         1.2.3    Compliance with Registration.

BNYCS is in compliance, and during the term of this Agreement will remain in compliance with, the Applicable Regulations, including the registration, qualification, capital, financial reporting, customer protection and other requirements of every SRO of which BNYCS is a member, of the SEC and of every state in which it is licensed as a broker-dealer.

         1.2.4    Reports Available to Broker.

Pursuant to NYSE Rule 382, BNYCS will furnish Broker, upon execution of this Agreement and annually thereafter, with a list of the Compliance Reports Broker can choose to receive to assist Broker to supervise and monitor its Customer Accounts in order for Broker to carry out its functions and responsibilities pursuant to this Agreement. BNYCS will make available to Broker those Compliance Reports that Broker requests from the list.

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         1.2.5    Accuracy of Warranties and Representations.

BNYCS will notify Broker promptly if any of the representations and warranties set forth in this Section 1.2 cease to be true.

2.0      MAINTENANCE OF BOOKS AND RECORDS

2.1      Current Reports.

Broker, contemporaneously with its execution hereof, is providing to BNYCS true, complete and correct copies of Broker's current Monthly and/or Quarterly, as appropriate, FOCUS Report (pursuant to Section 17 of the Exchange Act and Rule 17a-5 thereunder) and its then current Form BD.

2.2      Regulatory Reports and Records.

Broker agrees to promptly provide to BNYCS, throughout the term of this Agreement, true, complete and correct copies of (i) any amendments to Broker's Form BD within five (5) calendar days of its filing with the SEC, (ii) any notices which Broker receives concerning any referral pursuant to Section 5(a) of the Securities Investor Protection Act of 1970 or any closer-than-normal surveillance or restrictions or limitations on Broker's business from the SEC or from any SRO, all within three (3) business day of Broker's receipt thereof,
(iii) any action, suit, investigation, inquiry or proceeding, pending or threatened, against or affecting Broker or that is reasonably expected to have a material impact on the capital or financial condition of Broker, by or before any court, arbitrator, governmental authority or SRO of which Broker is a member, all within three (3) business days of Broker's receipt thereof, and (iv) any notices which Broker files with the SEC or any SRO pursuant to Section 17 of the Exchange Act and Rule 17a-11 at the same time and in the same manner as required under said Rule.

In addition, Broker shall provide to BNYCS, on a quarterly basis, true, complete and correct copies of Broker's then current FOCUS Report and annual certified financial statement required pursuant to the Exchange Act.

2.3      Confidentiality of Information.

BNYCS will hold any and all documents and information provided by Broker under this Section 2.0 et seq. in confidence and will not disclose them to any third parties, except to the extent necessary to comply with court process, judicial order or any Applicable Regulation. BNYCS will not use such information for any purposes not contemplated within this Agreement.

3.0      RELATIONSHIP WITH CUSTOMERS

Except to the extent set forth in this Agreement, nothing in this Agreement shall be deemed or construed to confer any third-party beneficiary or other rights upon any Customer or other person not party hereto. As between Broker and BNYCS, Broker shall be responsible for the relationship with its Customers. Accordingly, unless specifically allocated to BNYCS hereunder, Broker shall retain responsibility for all duties and functions concerning the Accounts and Broker's Customers. Pursuant to NYSE Rule 382 and Rule 3230 of the NASD's Conduct Rules, the following functions are specifically allocated between Broker and BNYCS as follows.

3.1      New Accounts.

         3.1.1    Acceptance of New Accounts.

Broker shall be responsible for opening and approving new Accounts. BNYCS will determine, using reasonable discretion, whether or not to accept or (thereafter) carry or continue to carry such Account(s) for clearance and settlement purposes. In each case, BNYCS will elect, with reasonable discretion, the type of activity (i.e., cash, margin or options account) for which it is willing to act with respect to each Account. BNYCS will be responsible to notify each Account of the allocation of functions as required by NYSE Rule 382 and Rule 3230 of the NASD's Conduct Rules.


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         3.1.2    Supervision of Orders and Accounts.

Except as otherwise specified in this Agreement, Broker is solely responsible for the conduct of the Accounts, and ensuring that the transactions conducted therein are in compliance with Applicable Regulations. Such responsibility includes, but is not limited to: (i) using due diligence to learn and on a continuing basis to know the essential facts of each Customer, including verifying each Customer's identity and address(including any address changes), knowing all persons holding power of attorney over any Account, verifying the source of funds credited to each Account and being familiar with each order in any Account, and at all times to fully comply with the requirements of NYSE Rule 405 and the 2300 Series of the NASD Conduct Rules or comparable requirements of any other Applicable Regulations; (ii) selecting, investigating, training, and supervising all of its personnel who open, approve, authorize or otherwise handle transactions in the Accounts; (iii) establishing written procedures for the conduct of the Accounts and ongoing review of all transactions in Accounts, and maintaining compliance and supervisory personnel adequate to implement such procedures; (iv) handling of any discretionary accounts and the furnishing of any investment advice to any customer, including determining the suitability for each Customer of all transactions, including option transactions; (v) ensuring that there is a reasonable basis for all recommendations made to Customers; (vi) determining the appropriateness of the frequency of trading in Accounts; (vii) determining the authorization, legality and compliance with the Applicable Regulations of each transaction in the Account and reasonably ensuring that no transaction or Account is being used as a conduit for money laundering or other illicit purposes; (viii) handling any accounts for employees or officer of any broker-dealer, SRO or other financial institution, including compliance with NASD Conduct Rule 3050 and NYSE Rule 407; and (ix) obtaining and maintaining all documents necessary for the performance of Broker's responsibilities under this Agreement and retaining such documents in accordance with all Applicable Regulations. Broker agrees to obtain from Customer such additional information as BNYCS may require to comply with Applicable Regulations.

         3.1.3    Option Accounts.

In the event that any Customer elects to engage in listed options transactions in an Account and BNYCS accepts the options account or Broker enters options transactions in an Account accepted by BNYCS, Broker agrees to (i) abide by BNYCS' requirements and time limitation for accepting an exercise notice with respect to each Account's options positions, which requirements and time limitations may be different from the minimum requirements imposed by the Options Clearing Corp. ("OCC") or other SRO from time to time, (ii) determine the suitability of the Customer for trading options and approving specific options strategies, (iii) provide the Customer with a current copy of the OCC disclosure document and applicable updates as published from time to time by OCC (and complying with such other requirements involving the dissemination of disclosure documents, including prospectuses, as may be required from time to time by Applicable Regulations), and (iv) notify the Customer when Customer has been assigned delivery responsibility regarding any short options positions, and accept exercise notices from the Customer regarding long options positions.

         3.1.4    Proprietary Accounts.

Broker may request that BNYCS maintain one or more Accounts on its books to reflect the proprietary securities and/or cash positions of Broker (a "Proprietary Account"). BNYCS may, in its sole discretion, agree or refuse to agree to maintain any such Proprietary Account. If BNYCS agrees to maintain one or more Proprietary Accounts, all of the other terms and conditions of this Agreement shall apply, and each such Proprietary Account shall be deemed an "Account" hereunder, except to the extent that this Agreement provides for differing treatment of Customer Accounts and Proprietary Accounts.

         3.1.5    Customer Complaints.

Broker shall be responsible for answering all customer complaints pertaining to functions allocated to it in this Agreement. Similarly, BNYCS shall be responsible for answering all customer complaints pertaining to functions allocated to it in this Agreement. In order for Broker to carry out its functions and responsibilities pursuant to this Agreement and in keeping with NYSE Rule 382, Broker hereby directs and authorizes BNYCS to transmit any and all customer complaints received by BNYCS pertaining to functions allocated to Broker in this Agreement (i) to Broker, and (ii) to Broker's Designated Examining Authority ("DEA") or (if none) to its appropriate regulatory authority. A copy of BNYCS's transmittal letter to Broker's DEA (or other

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regulatory authority) shall be forwarded to the complaining customer. Broker and
BNYCS agree to cooperate with each other, if so requested, in supplying information to respond to customer complaints or inquiries.

         3.1.6    Lost, Stolen and Forged Securities.

Broker will be responsible for any defect in title to securities which may have been forged, counterfeited or raised or otherwise altered, or may have been lost or stolen, whether or not such securities shall have been received from Broker by BNYCS or deposited with BNYCS by Broker for any Account, or whether or not such securities shall have been received by BNYCS directly from, or deposited with BNYCS directly by, any such Account for any purpose whatsoever and which securities shall have been accepted by BNYCS.

         3.1.7    Placement Activities.

Broker shall provide to BNYCS a written list of public offerings of securities to which Broker intends to enter into, or join, a syndicate (whether as part of the underwriting or selling group) relating to the issuance or placement of those securities. BNYCS shall have the right to limit or prohibit Broker's syndicate activities with respect to any security. Under no circumstances may Broker join a syndicate without the prior written approval of BNYCS.

         3.1.8    Marketmaking.

Upon the execution of this Agreement, Broker shall provide to BNYCS a written list of all securities with respect to which the Broker is a marketmaker. Broker shall give prior written notice of any proposed changes in the marketmaking activities, including changes in the identity of the securities for which it makes a market. The Broker shall provide BNYCS on a timely basis information sufficient to ensure that any confirmations sent to Customers by Broker on BNYCS' behalf contain correct information on the Broker's role in the transaction. BNYCS shall have the right to limit or prohibit Broker's marketmaking activities with respect to any security.

         3.1.9    Restricted and Control Stock Requirements.

Broker shall be solely responsible for determining whether any securities held in any Account are restricted or control securities as defined by Applicable Regulations. Broker is solely responsible for assuring that orders executed for such securities comply with all Applicable Regulations.

         3.1.10   DVP Transactions.

Broker will be solely responsible (i) for complying with the requirements of NYSE Rule 387 with respect to all delivery versus payment ("DVP") or receipt versus payment ("RVP") transactions, except for delivery of confirmations and
(ii) that all Customers who engage in DVP or RVP transactions (and their agents) will utilize the facilities of a securities depository or clearing agency for the confirmation, acknowledgment and book entry settlement of depository eligible transactions, subject to the exceptions to NYSE Rule 387.

         3.1.11   Open Orders.

BNYCS shall have the power to place open orders as instructed by Broker as of the effective date of this Agreement, and appropriate adjustments shall be made by BNYCS to reflect that BNYCS has acted as Broker on the open orders with specialists on any national securities exchange or other securities exchange.

         3.1.12   Prospectus Deliveries.

Broker will have sole responsibility for delivering (or making available to BNYCS for delivery) any prospectus required pursuant to the prospectus delivery requirements of the Securities Act of 1933, as amended.

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         3.1.13   SOES Transactions.

In connection with all transactions for Accounts, Broker shall be solely responsible for compliance with all rules relating to the Small Order Execution System ("SOES") of the NASD including, without limitation, prohibitions on proprietary trading and volume restrictions.

         3.1.14   Securities Investor Protection Act.

For the purposes of the financial responsibility rules and the Securities Investor Protection Act only, the Customers and Accounts shall be considered to be Customers and Accounts of BNYCS and not of Broker. Nothing in this paragraph shall otherwise change or affect the provisions of this Agreement that provide that a Customer or Account is Broker's Customer or Account for all other purposes, including but not limited to supervision, suitability and indemnification.

         3.1.15   Tax Reporting.

Broker shall be solely responsible for (i) the preparation of annual tax reporting information as required by the Federal, State and Municipal taxing authorities, (ii) the reporting of this tax information to Customers and the appropriate taxing authorities, and (iii) compliance with all "due diligence" requirements of the Internal Revenue Service as they relate to any Accounts. Upon request from Broker, BNYCS shall assist Broker in connection with items (i) and (ii) of this paragraph.

         3.1.16   Soft-Dollar Arrangements.

Broker shall be solely responsible for compliance with the Applicable Regulations relating to or concerning any arrangement or understanding Broker may have with any manager, advisor or agent exercising any authority (including, without limitation, investment discretion) over an Account to use commissions to obtain research or other services (collectively, a "Soft-Dollar Arrangement") and for obtaining all appropriate authorities and agreements related to any Soft-Dollar Arrangement.

         3.1.17   Directed Arrangements.

Broker shall be solely responsible for compliance with the Applicable Regulations related to or concerning any arrangement or understanding Broker may have with any Account to rebate any funds, including, without limitation, any portion of any commission, mark-up, mark-down, fee, interest or other charge, or to pay the cost of any service or product for an Account (collectively, a "Directed Arrangement") and for obtaining all appropriate authorities and agreements related to any Directed Arrangement.

3.2      Extension of Credit.

         3.2.1    Presumption of Cash Accounts.

BNYCS may, but is not required to, permit Customers of Broker to purchase securities on margin, but all transactions for a Customer will be deemed to be cash transactions, unless, on or prior to settlement, Broker has furnished BNYCS with properly executed and binding customer margin and hypothecation/lending agreements in a form acceptable to BNYCS.

         3.2.2    Margin Maintenance and Compliance with Regulation T.

Broker is responsible to BNYCS for: (i) all payments required so that all Accounts, whether cash or margin, shall be at all times in compliance with Regulation T ("Reg T") of the Federal Reserve Board, as amended; (ii) maintaining margin in each margin Account to the satisfaction of BNYCS, including imposing a higher margin requirement for a particular account when, in BNYCS' discretion, the past history or nature of the account or other factors or the securities held in it warrant such action; and (iii) the payment of any unsecured debit balance in an Account. BNYCS has sole discretion to execute or to direct Broker to execute with or without prior notice buy-ins and sell-outs in any cash or margin Account whenever it determines such action appropriate regardless whether the Account complies with applicable margin maintenance

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requirements or has requested an extension of time in which to make payment. Any request by Broker that BNYCS should waive either buying-in or selling-out an Account must be in writing signed by an officer, partner or principal of Broker's firm and Broker agrees that if BNYCS accedes to Broker's request, Broker will indemnify and hold BNYCS and its affiliates, as well as their respective controlling persons, successors, assigns, directors, officers, employees, representatives and agents (such persons being the "Indemnified Parties") harmless against any loss, liability, damage, claim, cost or expense (including, but not limited to, reasonable fees and expenses of legal counsel) arising therefrom, including the enforcement of this provision. BNYCS shall have sole discretion as to any application for an extension of time for any Account to make any payment required by Reg T.

         3.2.3    Margin Calls and Actions Upon Failure to Meet Margin Calls.

After the initial margin for a transaction has been received, subsequent margin calls may be made by BNYCS at its discretion. BNYCS shall calculate the maintenance requirement and notify Broker of any amounts due. Broker shall be responsible for issuing the margin call to its Customer and obtaining the amount due directly from Broker's Customer. If Broker fails to take the appropriate action, BNYCS reserves the right to collect the amount due directly from Broker's Customer. Broker agrees to cooperate with BNYCS in complying with and obtaining margin in response to such calls. Broker will be responsible and indemnify BNYCS (including reasonable attorneys' fees) for any losses to BNYCS resulting from failure on the part of a Customer to meet any margin call. Broker shall promptly meet all margin calls with respect to its own (proprietary) Accounts. Any failure by Broker to honor such margin calls may be cause for termination at BNYCS' sole discretion under Sect. 11.1 of this Agreement.

         3.2.4    Disclosures Pursuant to Rule 10b-16 and Charging of Interest.

BNYCS shall be responsible for sending, at the time of the opening of a margin Account, to each customer who owns such margin Account, a written statement in compliance with Rule 10b-16 ("Disclosure of Credit Terms in Margin Transactions") under the Exchange Act, provided that Broker has notified BNYCS, in a timely fashion, in the format designated by BNYCS that each appropriate Account is a margin Account. BNYCS shall be responsible for matters relating to the payment or charging of interest on margin Accounts and the hypothecation/lending of appropriate securities to finance margin transactions.

3.3      Maintenance of Books and Records.

Broker will be responsible for obtaining and verifying all information relating to Customers to enable BNYCS to discharge its duties under this Agreement. Broker will be responsible for informing BNYCS as to the nature of the Account (i.e., cash, margin and/or options) so as to permit BNYCS to discharge its obligations to document such Account(s). Moreover, Broker shall confirm to BNYCS, in a manner deemed acceptable by a duly authorized and designated officer of BNYCS, Broker's receipt of proper authorization from each appropriate Customer, to open any margin and/or options Accounts. In the event requested documentation or information is not promptly received by BNYCS, BNYCS has the right to refuse to accept orders for such Account, to close the Account and to withhold Broker's commissions and assess upon Broker any other penalties it sees fit.

3.4      Receipt and Delivery of Funds and Securities.

         3.4.1    Cashiering Functions.

BNYCS shall perform normal cashiering functions for Accounts introduced by Broker. These functions shall include receipt and delivery of securities purchased, sold, borrowed and loaned and provision of custody of securities and funds.

         3.4.2    Purchases.

Broker shall be responsible for purchases made for Customers until actual and complete payment has been received by BNYCS. When payment is tendered to BNYCS in the form of a check, Broker shall remain responsible until the check has been paid and the proceeds actually received and credited to BNYCS.

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         3.4.3    Sales.

Broker shall be responsible for sales until BNYCS has received, in an acceptable form, the securities involved in a transaction.

         3.4.4    When Issued Transactions.

In the case of the payment and delivery of securities on a "when issued" basis, Broker shall remain responsible, as set forth in this Agreement, until necessary and satisfactory payment of funds or delivery of securities has been received by BNYCS.

         3.4.5    Funds or Securities Received by Broker.

Broker shall promptly deposit with BNYCS funds or securities received by Broker from its Customers, together with such information as may be relevant or necessary to enable BNYCS to record such remittances and receipts in the respective customer Accounts.

         3.4.6 Payment of Dividends and Handling of Exchange or Tender Offers, Rights, Warrants and Redemptions.

In connection with holding the securities in custody in each Account, BNYCS will
(i) collect and pay dividends and interest; (ii) transmit and handle tenders, exchanges, rights and warrants pursuant to tender offers and exchange offers;
(iii) transmit proxy materials and other shareholder communications to Broker, which shall be solely responsible for any contact with an Account with reference to such matters; and (iv) handle exercises or expirations of rights, options, warrants and redemptions.

         3.4.7    Broker's Responsibilities Under This Section.

It shall be the responsibility of Broker to accurately and timely provide BNYCS with instructions sufficient to permit BNYCS to discharge its obligations under this Section 3.4 et seq.

3.5      Safeguarding of Funds and Securities.

BNYCS shall be responsible for the safekeeping of all funds and securities received by it pursuant to this Agreement.

3.6      Confirmations and Statements.

BNYCS, on behalf of Broker, will prepare confirmations and monthly statements and will promptly transmit them to Customers and Broker, except that Broker and BNYCS may agree for Broker to transmit confirmations to Customer. Broker acknowledges that such confirmations and statements shall be prepared and delivered on Broker's behalf and at its direction, and that such confirmations and statements shall remain, for all purposes, the confirmations and statements of Broker. Broker acknowledges that it shall have sole responsibility for the information and disclosures in such confirmations and statements and for their compliance with the Applicable Regulations. All such confirmations and statements will be deemed accurate and correct, and Broker will be deemed to have waived any claim otherwise, unless within ten (10) business days of receipt, Broker notifies BNYCS in writing of any alleged errors or discrepancies. Any such notice shall include all documentation necessary to substantiate Broker's claim, and Broker agrees to provide such further documentation and information as BNYCS may request in connection therewith.

3.7      Acceptance of Orders and Executions of Transactions.

         3.7.1    Responsibility to Accept or Reject Trades.

Broker shall be solely responsible for the acceptance of any orders or the execution of any securities orders for Accounts. Broker shall transmit all orders for Accounts in accordance with such procedures as BNYCS may from time to time establish. BNYCS may, in its sole discretion, determine whether to accept a properly transmitted order for execution, clearance and settlement. If BNYCS agrees to execute transactions for any Account, Broker shall designate on
Exhibit 1 attached hereto the securities market or markets in which it desires that BNYCS execute such orders. Broker may, with the consent of BNYCS, amend
Exhibit 1 at any time, upon three (3) business days' prior notice to BNYCS. BNYCS, acting solely as Broker's agent, and not as the agent for Customer, will execute the transactions as requested by Broker using reasonable business efforts in accordance with custom and practice within the securities industry. BNYCS may determine, as it deems advisable in its sole discretion, the methodology (including, without limitation, the selection of floor brokers or automated execution facilities of any SRO) which will be utilized in the execution of such trades. In the event that Broker executes a transaction or otherwise designates the contra broker for a transaction and the contra broker fails to perform its part of the transaction (including without limitation failure to settle the transaction in whole or in part), Broker shall be solely responsible for any loss or damage to BNYCS, any Customer or any Account.

         3.7.2    Responsibility for Errors in Execution.

BNYCS shall have no liability to Broker or to any of Broker's Customers for any loss suffered by an Account with respect to the execution and clearance of any securities order as provided for herein, with the exception of any grossly negligent, dishonest, fraudulent or criminal act or omission on the part of BNYCS or any of its officers, directors or employees when acting within the scope of their employment with respect to the services provided by BNYCS. The amount of such liability shall be limited to the difference between the purchase or sale price at which the securities order in question was executed and the price at which it would have been executed but for the error. BNYCS shall not be liable for any consequential or special damages suffered by Broker or by any of its Customers.

3.8      Trade Discrepancies.

Broker agrees to provide, no later than the day after trade date, notification of any omission of, or error in, any detail of a trade or any discrepancy between the floor broker's ticket and Broker's order ticket as transmitted to BNYCS by Broker with regard to any detail of a trade (collectively, "Trade Discrepancies"). Broker will indemnify and hold BNYCS and the Indemnified Parties (as defined in Section 3.2.2) harmless against any loss, liability, damage, claim, cost or expense (including, but not limited to, reasonable fees and expenses of legal counsel) arising out of or in connection with such Trade Discrepancies or as a result of any investigation conducted in connection with such Trade Discrepancies or in the defense or settlement of any action or proceeding brought by the SEC or any SRO arising out of or in connection with such Trade Discrepancies.

3.9      Electronic Order Entry Devices.

To the extent BNYCS provides Broker with electronic order entry devices to route orders to the NYSE, BNYCS shall assure itself that Broker will employ adequate written control procedures to minimize the potential for errors.

4.0      COMPLIANCE WITH REQUESTS FOR INFORMATION

Broker agrees to provide to BNYCS, upon request from BNYCS, any information which BNYCS may request in connection with carrying out this Agreement or in order to comply with Applicable Regulations, including, without limitation, information relating to aggregation, speculative position limits or large trader reports. Broker agrees to obtain such information from Customer(s) as necessary.

5.0      OTHER CLEARING AGREEMENTS

During the term of this Agreement, Broker agrees that BNYCS will be Broker's only clearing agent and that all transactions, in any account serviced by Broker, will be cleared exclusively through BNYCS. This provision can be modified only with the written consent of BNYCS.

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6.0      CREDIT, DEBIT OR OTHER SIMILAR CARD ACCOUNT PROGRAM

From time to time during the term of this Agreement, BNYCS may be a party to a credit, debit or other similar card (a "Credit Card") processing agreement or similar contract (the "Credit Card Agreement") with a bank or other party (the "Credit Card Provider") authorized to establish and offer participation in a Credit Card program. Pursuant to the Credit Card Agreement, BNYCS, if requested by Broker, may provide eligible Customers with the ability to access certain assets in their Accounts, through the use of a Credit Cards, checks linked to a Credit Card and/or automatic teller machine ("ATM") transactions (the "Program"). Pursuant to the Program, if requested by Broker, BNYCS will recommend that the Credit Card Provider establish Credit Card accounts for those Customers who are eligible to participate in the Program and who enter into appropriate customer agreements and documentation with BNYCS and the Credit Card Provider.

In the event Broker requests BNYCS to offer participation in the Program to Broker's eligible Customers, as part of Broker's obligations under this Agreement, Broker agrees to fully cooperate with BNYCS and/or the Credit Card Provider and to comply promptly with all procedures applicable to the Program as specified by BNYCS and/or the Credit Card Provider, including, without limitation, all procedures applicable to the operation of the Program with respect to eligibility requirements, agreements, forms, materials, notifications and disclosures, credit terms and conditions. Procedures specified by BNYCS and/or the Credit Card Provider with respect to the operation of the Program may be in the form of a written procedures manual, one or more memoranda, or written or oral instructions as amended or in effect from time to time.

In consideration of offering participation in the Program to eligible Customers, Broker and BNYCS agree that Broker's indemnification and hold harmless obligations under Section 9.0 hereof shall include without limitation any and all actions, claims, causes of action, liabilities, losses, damages and expenses (including without limitation attorneys fees and costs) resulting from or in connection with any use or misuse (whether by the Customer or a third person) of any and all Credit Cards, checks linked to Credits Cards, ATMs or associated transactions.

7.0      FEES AND SETTLEMENTS

7.1      Commissions; Fees for Clearing Services.

BNYCS shall charge each Account the commission which Broker directs it to charge for each transaction. Broker will be solely responsible for the amounts of such commissions, mark-ups and mark-downs and their compliance with the Applicable Regulations. Broker agrees to pay BNYCS for its services the amounts set forth in Exhibit 2 attached hereto. Such fees may be changed by BNYCS at any time on thirty (30) days' prior written notice to Broker or at such other times as may be agreed to by both parties. The parties have agreed to certain additional arrangements concerning fees, upon the terms and conditions set forth in Exhibit 3.

7.2      Settlement Account.

In connection with the clearing services performed by BNYCS hereunder, BNYCS will establish on BNYCS' books a Broker Account designated as a settlement account (the "Settlement Account"). Commissions charged to each Account shall be collected by BNYCS after the end of each month. The amounts due BNYCS pursuant to Section 7.1 and any other amounts owed by Broker to BNYCS, whether pursuant to this Agreement or otherwise, shall be deducted from the commissions due Broker or other amounts in the Settlement Account.

Residual credit balances in the Settlement Account shall be remitted to Broker by BNYCS on a monthly basis, approximately ten (10) days after the final settlement date of each month.

If Broker's Settlement Account has a negative balance, at any time, after amounts due to BNYCS are deducted or charged pursuant to this Section 7.2, Broker shall deposit an additional amount in the Settlement Account to eliminate such deficiency. If Broker fails to make such additional deposit within one (1) business day after Broker is notified of the negative balance, BNYCS may, in its sole discretion, draw against the Cash Deposit and apply the proceeds against Broker's obligations due hereunder, take any of the actions specified in Section
8.0 et seq. or terminate this Agreement forthwith.

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

7.3      Error Account.

In addition, BNYCS may establish on its books an "error account" for the account and risk of Broker, upon terms and conditions which are consistent with custom and practice in the securities and/or futures industry. The negative balance in such error account, if any, may at any time be charged by BNYCS in its sole discretion to the Settlement Account.

8.0      CASH DEPOSIT; REMEDIES ON DEFAULT

8.1      Establishment of a Deposit Account.

To further assure Broker's performance of its obligations under this Agreement and not as an ownership interest, Broker shall deposit as security with BNYCS, on or before the execution of this Agreement, a cash deposit or cash equivalents in the amount set forth on Exhibit II (the "Cash Deposit").

The Cash Deposit shall remain on deposit for a period expiring no sooner than thirty (30) days subsequent to the Termination Date of this Agreement (as defined in Section 11.0 et seq.). Upon the conclusion of such thirty-day period, BNYCS shall remit, pay and deliver the Cash Deposit to Broker, less any amounts due to BNYCS from Broker pursuant to this Agreement and less any amounts BNYCS deems, in its sole discretion, appropriate for its protection from any claim or proceeding of any type either pending or threatened. If any legal action or proceeding is not commenced with respect to any such pending or threatened claim within a reasonable time after the Termination Date of this Agreement, any amount withheld by BNYCS from the Cash Deposit with respect to such claim shall be promptly paid and delivered to Broker.

8.2      BNYCS Right to Offset Commissions and Deposits.

If (i) the amount due to BNYCS from Broker in any month exceeds the amount available in Broker's Settlement Account, (ii) Broker fails to eliminate any negative balance in the Settlement Account within two (2) business days, as provided in Section 8.3 (iii) BNYCS shall have any claim against Broker or a Customer of Broker which has not been resolved within five (5) business days after BNYCS presents such claim to Broker, or (iv) BNYCS shall suffer any loss or incur any expense for which it is entitled to be indemnified pursuant to this Agreement and Broker shall fail to make such indemnification within five (5) business days after being requested to do so, BNYCS may draw against the Cash Deposit in the amount outstanding and apply the proceeds to the Broker's obligations due hereunder. It is understood that BNYCS will attempt to provide Broker with prior notice in all cases of any deduction from the Cash Deposit.

8.3      Increases in Amount of Deposit.

BNYCS reserves the right to request an increase in the amount of the Cash Deposit when, in BNYCS' sole opinion, (i) the nature or extent of Broker's business should change, (ii) the financial condition (including reserves and contingent liabilities) of Broker should change, (iii) the nature of the Accounts (including the nature of the positions in the Accounts or the total amount of margin and capital at risk) should change, or (iv) the volume of business being performed by BNYCS pursuant to this Agreement changes; such that BNYCS' exposure to the financial risks for which the Cash Deposit has been deposited by Broker has increased such that the current available amount of the Cash Deposit is insufficient to ensure against such risks. If BNYCS requests such an increase, Broker shall provide an additional Cash Deposit in the amount so requested by the date specified by BNYCS. Such date shall be set by BNYCS in its sole discretion.

8.4      Remedies Upon Broker's Failure to Provide Increased Cash Deposit.

Should Broker fail to provide the increased Cash Deposit by the date so specified by BNYCS under Section 8.3, BNYCS may treat such failure as a default in the performance of Broker's obligations under this Agreement and may draw against the existing Cash Deposit and apply the proceeds against Broker's obligations due hereunder and/or terminate this Agreement pursuant to the provisions in Section 11.1.

Alternatively, should BNYCS elect not to terminate this Agreement notwithstanding such a default, BNYCS may choose to limit the availability of its services to the Accounts so as to enable BNYCS to limit its exposure to any increased risks. Limitations on services may include, but are not limited to,
(i) the refusal by BNYCS to accept additional Margin or any other Accounts, (ii) the termination of BNYCS' relationship with any Accounts, (iii) the imposition

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by BNYCS of higher margin requirements in any or all Accounts, or (iv) the refusal by BNYCS to accept any additional orders for any Accounts or restricting acceptance of any orders to liquidating orders only. As provided hereunder, such limitations may be enforced by BNYCS by (i) its refusal to take or make delivery on one or more transactions, (ii) its refusal to extend margin credit or to accept order(s) for one or more Margin Accounts, (iii) its liquidation of positions in Accounts for failure to meet calls for higher margin, or (iv) rejecting or "D.K.ing" one or more transactions given up for clearance by BNYCS.

Any determination by BNYCS not to terminate this Agreement pursuant to this
Section 8.0 et seq. shall not act as a waiver of BNYCS' right to request an increase in the amount of the Cash Deposit at any future time. In addition, Broker agrees that if this Agreement is terminated for any reason, BNYCS may, among other things, draw against the Cash Deposit and apply the proceeds against any amounts Broker owes BNYCS because of Broker's failure to meet any of its obligations under this Agreement.

8.5      BNYCS Right to Place a Lien on Proprietary Accounts.

In addition to the other remedies described in this Section 8.0 et seq., upon default by Broker, BNYCS shall have a lien on any of Broker's Proprietary Accounts and, in the event of any breach of this Agreement by Broker for any reason, BNYCS may exercise any of the rights of a secured creditor with respect to such Proprietary Accounts including, without limitation, the forced liquidation of the Proprietary Account(s) in whole or in part, and may apply the proceeds of liquidation of any such Proprietary Accounts to the obligations of Broker hereunder.

9.0      LIABILITY AND INDEMNIFICATION

9.1      Liability of Broker.

Broker agrees to indemnify and hold BNYCS and the Indemnified Parties (as defined in Section 3.2.2) harmless from and against any and all actions, causes of action, claims, losses, liabilities, damages or expense (including, but not limited to, fees and costs of legal counsel including such fees and expenses as incurred in connection with enforcing this provision) to BNYCS and/or the Indemnified Parties, as incurred, related to or arising out of this Agreement, any Account, any transaction in or for any Account, or any act or omission by Broker, by any Customer or by any third party (other than any service provider to BNYCS) other than for acts or omissions for which BNYCS shall indemnify Broker under Section 9.2. Broker hereby agrees and warrants that Broker will maintain appropriate brokers blanket bond insurance policies covering any and all acts of Broker's employees, agents and partners adequate to fully protect and indemnify BNYCS and the Indemnified Parties. This policy shall be obtained by an insurance broker of BNYCS' choosing. Coverage shall be in an amount agreed by the parties, but in no event shall it be less than $500,000 per occurrence. Further, this insurance shall remain in effect while BNYCS acts as Broker's clearing agent and will include coverage for any claims discovered or made within ninety (90) days following the Termination Date.

9.2      Liability Of BNYCS.

BNYCS agrees to indemnify and hold Broker harmless from and against all loss, liability, damage, claim, cost or expense, including, but not limited to, fees and expenses of legal counsel (including such fees and expenses in connection with the enforcement of this section) relating to any grossly negligent, dishonest, fraudulent, or criminal act or omission on the part of BNYCS or any of its officers, directors or employees with respect to the services provided by BNYCS under this Agreement. BNYCS shall have no liability to any of Broker's Customers for any loss suffered by any Customer unless such loss was solely caused by gross negligence or fraud on the part of BNYCS.

9.3      Defense of Indemnifiable Actions.

If, within 10 days after receiving written notice of any claim, demand, suit, proceeding, or action with respect to which BNYCS may have any colorable claim to indemnification under this Agreement, Broker shall fail to institute the defense of BNYCS in connection with such claim, demand, suit, proceeding, or action, or if thereafter Broker shall fail diligently to pursue such defense, BNYCS shall have the right to defend such action or settle such action. The

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costs and expenses, including attorney's fees, associated with such a defense or settlement shall be borne by Broker. The exercise of the right to participate in or assume the responsibility for any such defense shall not limit in any way BNYCS' rights to indemnification under this Paragraph. The same shall apply to Broker with respect to actions for which Broker is entitled to indemnification from BNYCS under Section 9.2.

9.4      Force Majeure.

BNYCS shall not be liable for any loss or harm to Broker, Broker's Customers or Accounts caused, directly or indirectly, by any government restriction, exchange or market ruling, suspension of trading, war, strike, catastrophe, communications network failure, computer systems failure, or other conditions beyond the control of BNYCS.

10.0     TERM AND TERMINATION OF AGREEMENT

This Agreement shall commence on the date on which it is approved by the NYSE (the "Commencement Date") and shall continue until terminated as hereinafter provided.

This Agreement will remain in effect for three years from the Commencement Date (the "Third Anniversary Date"). This Agreement can be terminated without cause by either party upon ninety (90) days' written notice at any time. In the event no written notice of termination is given, this Agreement shall be deemed to have been renewed for an additional one-year period and may continue to be renewed for subsequent one-year periods until terminated as provided herein.

10.1     Termination for Cause

Either party may terminate the Agreement forthwith for cause on account of a default hereunder or as otherwise provided in this Agreement.

Notwithstanding any provision in this Agreement, the following events or occurrences shall constitute a Special Event of Default under this Agreement:

         1. any representation or warranty made by either party hereto shall prove to be incorrect at any time in any material respect; or

         2. a receiver, liquidator, or trustee for either party hereto or for any property held by either party, is appointed by court order and such order remains in effect for more than 30 days; or either party is adjudicated bankrupt or insolvent; or a substantial amount of property of either party is sequestered by court order and such order remains in effect for more than 30 days; or a petition is filed against either party under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after such filings; or

         3. either party hereto files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

         4. either party hereto makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of either party, or of any property held by either party; or

         5. either party hereto is enjoined, disabled, suspended, prohibited, or otherwise unable to engage in the securities business as a result of any administrative or judicial proceeding or action by the SEC, any state securities law administrator, any national securities exchange, or any self-regulatory organization having jurisdiction over that party.

Upon the occurrence of any such Special Event of Default, the nondefaulting party may, at its option, by notice to the defaulting party declare that this Agreement shall be thereby terminated and such termination shall be effective as of the date such notice has been communicated to the defaulting party. If Broker

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defaults, BNYCS shall have sole discretion to determine what orders, if any, it shall accept for any Account. In such event, BNYCS shall be entitled, upon the consent of the Customer, to accept instructions directly from the Customer.

Termination of this Agreement however caused shall not release Broker or BNYCS from any liability or responsibility to the other with respect to transactions effected prior to the effective date of such termination, whether or not claims relating to such transactions shall have been made before or after such termination. Further, BNYCS shall have the right to impose reasonable limitations upon Broker's activities (to the extent provided in Section 8.0 et seq. above) during the period between the giving of notice and the transfer of Broker's Accounts.

Notwithstanding the foregoing, either party may terminate its relationship and cease doing business with any Account or any of Broker's Customers at any time (using reasonable judgment) without affecting that party's rights and obligations hereunder. Each party shall give prompt notification to the other regarding any such termination of business.

10.2     No Solicitation.

During the term of this Agreement, and for a period of twelve months thereafter, Broker shall not directly or indirectly solicit, or cause to be solicited, any employee or registered representative of BNYCS for the purpose of inducing such person to become employed by or associated with Broker in any capacity whatsoever including, without limitation, any capacity as a securities registered representative of Broker. In the event Broker breaches this subsection, such a breach will be deemed to be a material default by Broker in the performance of its obligations under this Agreement in accordance with the provisions of Section 10.1 hereof.

10.3     Termination Fee.

Broker acknowledges that BNYCS will expend substantial resources in initiating Broker's Customer Accounts pursuant to this Agreement. Accordingly, if this Agreement is terminated for any reason, Broker shall pay termination fees as disclosed herein:

        (a) as provided in Exhibit 3    PLUS

        (b) for any termination         Broker shall pay to BNYCS a termination
                                        fee not to exceed $12,000 for system
                                        expenses incurred by BNYCS in
                                        discontinuing the clearing arrangement
                                        hereunder and transferring the Accounts
                                        pursuant to the request of Broker as
                                        provided in Section 11.0 et seq.

Broker shall pay any termination fee within 10 days after Broker receives BNYCS' statement setting forth in reasonable detail the termination fee.

11.0     TRANSFER OF ACCOUNTS AND CONFIDENTIALITY

11.1     Transfers.

In the event that this Agreement is terminated for any reason, or in any other event which may require the transfer of Accounts, it shall be Broker's responsibility to arrange for the transfer of Accounts to another clearing broker that can accept such Accounts on an automated transfer basis. Broker will give BNYCS notice (the "Transfer Notice") of (i) the name of the broker or FCM which will assume responsibility for clearing and carrying the Accounts transferred, (ii) the date on which such broker will commence such services, and
(iii) the name of an individual within such new clearing broker whom BNYCS can contact to coordinate the transfer. BNYCS will make every reasonable attempt to accommodate any transfer instructions but will not be responsible for any transfers not within the usual capabilities of BNYCS' data processing and operations systems or for any delays which may be necessary for BNYCS to avoid disruption of its normal operating capabilities.

In the event that BNYCS is unable for any reason to transfer any Accounts within the time period contemplated by the termination provisions of Section 10.0 et seq., or if the receiving firm to which Broker intends to transfer any Accounts

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

cannot arrange with BNYCS the transfer of such Accounts so as to enable such transfers to comply with Applicable Regulations, BNYCS may impose limitations on the availability of its services to the Accounts, including the restriction of orders in such Accounts to liquidating trades only. Any limitations imposed by BNYCS on Accounts pursuant to this Section 11.1 may continue for the period required by BNYCS to transfer the Accounts to the receiving firm.

11.2     Confidentiality.

BNYCS will hold the names and addresses of Broker's Customers in confidence and will not disclose them to any third parties, except to (a) any services providers that BNYCS may retain in connection with providing the services contemplated by this Agreement or (b) the extent necessary to comply with court process, judicial orders or any Applicable Regulation. BNYCS will not use such information for any purposes not contemplated within this Agreement.

Broker acknowledges that the services offered by BNYCS under this Agreement, including the systems, software, procedures, facilities, and staff are proprietary, and represent valuable assets of BNYCS. Accordingly, Broker agrees that it will not make use of such services for any purpose not specifically contemplated within this Agreement, nor will it disclose to any third parties the terms of this Agreement, the services offered hereunder or the assets of BNYCS, except to its employees on a need-to-know basis and except to the extent necessary to comply with court process, judicial orders or any Applicable Regulation.

         11.2.1   Breach of Confidentiality.

The parties agree that monetary damages will not be a sufficient remedy to compensate the non-breaching party in the event of a breach by either party of the provisions of Section 11.2. Accordingly, the parties agree that the non-breaching party may seek and obtain injunctive relief from any court of competent jurisdiction to enforce the confidentiality provisions set forth in
Section 11.2 only, pending arbitration, notwithstanding the arbitration provisions of Section 13.1 and the rules of any SROs.

12.0     THIRD-PARTY RELATIONS

12.1     Disclosure Of Relationship With BNYCS.

Broker shall not hold itself out or represent to any third party, including Customers, that it is affiliated with or is the agent of BNYCS. Notwithstanding the above, Broker may specifically represent that "customer accounts are cleared and carried by BNYCS." Any advertisement of Broker and its services that makes reference to BNYCS shall be published only with BNYCS' written approval.

12.2     Non-Exclusivity.

This Agreement shall cover only the types of services set forth herein and is in no way intended nor shall it be construed to bestow upon Broker any special treatment regarding any other arrangements, agreements or understandings that presently exist or which may hereafter exist between the Broker and BNYCS or any affiliate of BNYCS. Broker shall be under no obligation whatsoever to deal with BNYCS or any of its subsidiaries or any companies controlled directly or indirectly by or affiliated with BNYCS, in any capacity other than as set forth in this Agreement. Similarly, BNYCS shall be under no obligation whatsoever to deal with Broker or any of its affiliates in any capacity other than as set forth in this Agreement.

In the event that BNYCS makes available to Broker other services and Broker in turn makes such services available to Customers, Broker shall be solely responsible for the provision of such services to Customers and shall be solely liable to Customers in connection with the provision of such services.

12.3     Use of Third Party Services.

BNYCS may, at its reasonable option, and consistent with common industry practice, retain one or more independent data processing or other service bureaus to perform functions (including, but not necessarily limited to securities depositories, such as DTC, or proxy mailing services) assigned to BNYCS under this Agreement. If any such service bureau fails to perform an

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assigned function accurately, in accordance with specifications, or within the customary time periods, BNYCS shall cause the service bureau to correct any error in its next regularly scheduled processing operation and to delivery any overdue work as soon as reasonably practicable. Except as stated in this subparagraph, BNYCS shall not be responsible for any losses, damages, liability, or expenses claimed by Broker or its customers arising from any such failure beyond the amount of such losses, damages or expenses which BNYCS is able to recover pursuant to the term of its agreement with such service bureau.

12.4     Prime Broker Notification.

Where Broker acts as an executing broker for Accounts that prime broker their securities away from BNYCS (a "Prime Brokerage Customer"), Broker shall notify BNYCS with respect to each account for which Broker intends to act as an executing broker and Broker shall be solely responsible for conducting its own credit review with respect to each such Prime Brokerage Customer. Broker shall promptly notify BNYCS, but in no event later than 5:00 p.m. Illinois time of the trade date, in a mutually acceptable fashion, of such trades in sufficient detail for BNYCS to be able to report and transfer any trade executed by Broker on behalf of a Prime Brokerage Customer to the relevant prime broker. Broker understands and agrees that if the prime broker shall disaffirm or DK any trade executed by Broker on behalf of a Prime Brokerage Customer, Broker shall, if it has not already done so, open a margin account for such Prime Brokerage customer in its range of accounts and shall transfer or deliver the trade to such margin account for the risk and expense of BNYCS to the same extent as for any account introduced by Broker pursuant to this Agreement. Broker understands and agrees that for certain Prime Brokerage Customers, BNYCS acts as both the clearing broker and the prime broker (the "Prime Broker"). BNYCS as the Prime Broker will not disaffirm or DK a transaction for Broker's Prime Brokerage Customers but will notify Broker that a problem exists and, as permitted under the SEC Letter, that it is unable to settle the trade. BNYCS as the clearing broker will request that Broker open a margin account for such Prime Brokerage Customer in Broker's range of accounts and transfer or deliver the trade to such margin account for the risk and expense of Broker to the same extent as for any account introduced by Broker pursuant to this Agreement. Broker understands and agrees that all transactions for its Prime Brokerage Customers shall be conducted in accordance with the requirements of any Applicable Regulations, SEC "no action" or interpretative letters or written policies, and rules or regulations governing prime brokerage transactions.

12.5     Secondary Brokers.

Broker shall not introduce any Customers' transactions for clearance or other services to BNYCS where such transactions have been also executed by any other broker-dealer registered as such with the SEC ("Secondary") or where the Secondary is sharing in any fees or commissions with Broker relating to said transactions, without the prior express written approval of BNYCS, which approval BNYCS is under no obligation to render.

13.0     MISCELLANEOUS

13.1     Arbitration.

Any dispute between Broker and BNYCS (including any Indemnified Party) which cannot be amicably resolved shall be submitted to, and resolved by, binding arbitration pursuant to the arbitration rules of the NASD. The situs of any such arbitration hearing shall be New York, New York.

13.2     Provisional Judicial Remedies.

Notwithstanding the provisions of Paragraph 13.1 that any dispute or controversy between the parties relating to or arising out of this Agreement shall be referred to and settled by arbitration, in connection with any breach by Broker of this provision, BNYCS may at any time prior to the initial arbitration hearing pertaining to such dispute or controversy, by application to the United States District Court for the Eastern District of Wisconsin or a State Court sitting in Milwaukee, Wisconsin, seek any temporary or provisional relief or remedy ("provisional remedy") provided for by the laws of the United States of America or the laws of the State of Wisconsin as would be available in an action based upon such dispute or controversy in the absence of an agreement to arbitrate. The parties acknowledge and agree that it is their intention to have any such application for a provisional remedy decided by the court to which it is made and that such application shall not be referred to or settled by

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arbitration. No such application to either said court for a provisional remedy, nor any act or conduct by either party in furtherance of or in opposition to such application, shall constitute a relinquishment or waiver of any right to have the underlying dispute or controversy with respect to which such application is made settled by arbitration.

13.3     Applicable Law.

This Agreement and the respective rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, exclusive of its conflict of laws provisions.

13.4     Assignment.

This Agreement shall be binding upon and shall inure to the benefit of the parties and to their respective successors and assigns. Broker may not assign any of its rights or obligations hereunder without the prior written consent of BNYCS.

13.5     Amendments.

This Agreement represents the entire Agreement between the parties with respect to the subject matter contained herein and supersedes any prior agreements on the same subject matter. This Agreement may not be amended except by a writing signed by both parties hereto.

13.6     Training Expenses.

BNYCS will provide such on-site training or other assistance it deems necessary for the effective use of the BNYCS system. Broker shall be responsible for the prompt payment of all out-of-pocket expenses of BNYCS incurred in connection with the training of Broker's personnel, including but not limited to travel, lodging, meals, incidentals, and amounts paid by BNYCS to third parties under contract to perform such services.

13.7     Severability.

If any provision or condition of this Agreement shall be held to be invalid or unenforceable, the validity or enforceability of the remaining provisions and conditions shall not be affected thereby.

13.8     Telephone Conversations.

For the protection of both Broker and BNYCS and as a tool to correct misunderstandings, Broker hereby authorizes BNYCS, at BNYCS' sole discretion and without prior notice to Broker, to monitor and/or record any and all telephone conversations between BNYCS and Broker's employees or agents. This authorization shall not constitute a right of Broker to receive a copy of any recorded telephone conversation. Broker acknowledges that BNYCS may determine not to make or keep such recordings and such determination shall not in any way affect any party's rights.

13.9     Notices.

Any notice or request required or permitted to be given under this Agreement shall be sufficient if in writing and sent by hand or by certified mail, with postage prepaid, return receipt requested, or any reputable overnight carrier that provides proof of receipt, to the parties at the following addresses:

If to BNYCS:                                    If to Broker:

BNY Clearing Services, LLC                      Kirlin Securities, Inc.
111 East Kilbourn Avenue                        6901 Jericho Turnpike
Milwaukee, WI 53202                             Syosset, NY  11791
Attention: Chief Financial Officer              Attention: Anthony J. Kirincic,
                                                           President

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Notwithstanding the foregoing, notices which are delivered by hand prior to 5:00
p.m. local time shall be deemed delivered on the date of actual delivery. Hand delivery after 5:00 p.m. local time shall be deemed delivered on the next business day. Notices delivered by mail shall be deemed delivered on the fifth business day after the date of mailing.

Either party may designate a new address and/or contact person by giving notice thereof to the other party by the methods provided above.

IN WITNESS WHEREOF, the parties have executed this Fully Disclosed Clearing Agreement as of the date first written above.


AGREED:


BNY Clearing Services, LLC                      Kirlin Securities, Inc.

        /s/                                           /s/
Title:__________________________                By:____________________________


Title: Chief Executive Officer                  Title:Chief Executive Officer

















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